Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports Full Year 2021 Financial Results

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Initiated the Phase 1b/2a PACIFIC Study, evaluating LP352 in participants with developmental and epileptic encephalopathies (DEEs)

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LP352 demonstrated statistically significant reduction of epileptiform event frequency and duration in the scn1lab zebrafish model of Dravet syndrome

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LP659 IND submission remains on track for second half of 2022

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Cash position expected to support operations into 2024 based on current business plan

SAN DIEGO, Calif., March 3, 2022 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the full year 2021.

"I am very proud of the work our team accomplished over the past year, particularly advancing LP352 into our first clinical trial in patients with DEEs. It is great to see the enthusiasm from physicians, caretakers and advocacy groups for the PACIFIC Study. Enrollment and study conduct will continue to be our number one priority until study completion which is expected in the second half of 2023. We continue to see a high unmet commercial need for a safe and efficacious seizure treatment, and believe that LP352 has the potential to be the first highly-selective 5-HT2c receptor superagonist optimized and designed specifically for this patient population," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. "For LP659, we are enthusiastic about the potential for this program, especially given the recent proposed acquisition of Arena Pharmaceuticals, further validating the quality of the compounds that have been developed and optimized within its world-class discovery engine. We look forward to meaningful pipeline progress in 2022 and updating shareholders along the way."

Program Overview:

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LP352, an oral, highly selective, centrally acting 5-HT2c superagonist
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We initiated the PACIFIC Study in the first quarter of 2022. We plan to evaluate approximately 50 participants with DEEs, such as Dravet syndrome, Lennox-Gastaut syndrome, tuberous sclerosis complex, CDKL5 deficiency disorder, among others, and expect to complete the study in the second half of 2023.
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LP352 demonstrated statistically significant reductions in both epileptiform event frequency and duration - reducing the frequency of epileptiform events by 85% and cumulative duration of epileptiform events by 84% in the scn1labzebrafish model of Dravet syndrome.

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LP659, an oral, selective, centrally acting S1P receptor modulator targeting multiple neurological diseases, is currently in IND-enabling studies with IND application submission to the FDA expected in the second half of 2022.

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LP143, an oral, centrally acting full agonist to the CB2 receptor targeting CNS diseases and disorders, for which IND-enabling studies have been completed; we are continuing to conduct additional preclinical work before determining whether to advance LP143 into clinical studies.

Corporate Update:

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We expanded our Board of Directors to seven members with the appointment of Dr. Jane Tiller in November 2021. Dr. Tiller currently serves as Chief Medical Officer of Neumora Therapeutics, a clinical-stage neurology focused biopharmaceutical company.

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Since inception, we have been working to build a world-class neurology team to support our programs. We grew from three employees at the end of 2020 to 25 employees currently, enabling the successful separation from Arena Pharmaceuticals and creating functional neurological expertise at Longboard.

Full Year Financial Results:

Balance Sheet Highlights

At December 31, 2021, Longboard’s cash, cash equivalents and short-term investments were approximately $106.7 million. Our cash position is expected to support operations into 2024 based on our current business plan.

Operating Results

R&D expenses were $19.8 million for the full year ended December 31, 2021. R&D expenses for the full year 2021 include $8.2 million in preclinical and clinical trial expenses related to LP352, $6.2 million in preclinical expenses related to advancing LP659 and LP143, and $4.5 million in personnel-related expenses. R&D expenses for the period from January 3, 2020 (inception) through December 31, 2020 were $4.6 million, including $1.3 million in preclinical and clinical trial expenses related to LP352, $2.5 million related to preclinical expenses for LP659 and LP143 and $0.7 million in personnel-related expenses.

G&A expenses were $8.1 million for the full year ended December 31, 2021. These expenses include $4.0 million of personnel-related costs, $1.7 million of professional services and consulting expenses, and $1.5 million of insurance expense. G&A expenses for the period from January 3, 2020 (inception) through December 31, 2020 were $9.8 million, with $7.4 million related to a one-time stock-based compensation expense related to Arena equity awards, $1.6 million of personnel-related costs, and $0.8 million of professional services and legal related fees.

Net loss was $27.8 million, or $1.93 per share, for the full year 2021 compared to $14.4 million, or $3.78 per share, for the period from January 3, 2020 (inception) through December 31, 2020, respectively.

About Longboard Pharmaceuticals

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2c (5-HT2c) receptor superagonist, with negligible observed impact on 5-HT2b and 5-HT2a receptor subtypes, in development for the potential treatment of seizures associated with a broad range of developmental and epileptic encephalopathies. Longboard is also evaluating LP659, a centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, in development for the potential treatment of multiple neurological diseases, and LP143, a centrally acting, full cannabinoid type 2 receptor (CB2) agonist, in development for the potential treatment of central nervous system (CNS) diseases and disorders.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “on track for”, “expected” or “expect”, “potential”, “look forward”, “plan”, “focused on”, and “working to build”, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including clinical trial protocols (for example, clinical trial participants, indications and treatments), timing of IND submission, timing of study completion, data supporting the scientific rationale for our focus and IND filing, and other plans; our cash position; our team; and our focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) outbreak, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks relate to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(in thousands, except share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$66,346	$55,316
Short-term investments	40,379	—
Prepaid expenses and other current assets	1,659	46
Total current assets	108,384	55,362
Right-of-use assets	521	—
Property and equipment	14	—
Other long-term assets	33	—
Deferred financing costs	—	876
Total assets	$108,952	$56,238
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,028	$1,213
Accrued research and development expenses	2,245	916
Accrued compensation and related expenses	1,480	161
Accrued other expenses	352	845
Right-of-use liabilities, current portion	339	—
Total current liabilities	5,444	3,135
Right-of-use liabilities, net of current portion	185	—
Commitments and contingencies (see Note 9)
Convertible preferred stock:
Series A convertible preferred stock $0.0001 par value; authorized shares - none and 5,600,000 at December 31, 2021 and 2020, respectively; issued and outstanding shares - none and 5,600,000 at December 31, 2021 and 2020, respectively; aggregate liquidation preference – none and $56,000 at December 31, 2021 and 2020, respectively	—	55,795
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 and none at December 31, 2021 and 2020, respectively; issued and outstanding shares - none at December 31, 2021 and 2020	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 and 10,500,000 at December 31, 2021 and 2020, respectively; issued and outstanding shares - 13,440,761 and 3,840,540 at December 31, 2021 and 2020, respectively, excluding 145,189 and 348,450 shares, respectively, subject to repurchase	1	—
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 and none at December 31, 2021 and 2020, respectively; issued and outstanding shares - 3,629,400 and none at December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	145,683	11,708
Accumulated other comprehensive loss	(164)	—
Accumulated deficit	(42,197)	(14,400)
Total stockholders' equity (deficit)	103,323	(2,692)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$108,952	$56,238

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,	Period from January 3, 2020 (Inception) through December 31,
(in thousands, except share and per share data)	2021	2020
Operating expenses:
Research and development	$19,774	$4,633
General and administrative	8,065	9,767
Total operating expenses	27,839	14,400
Loss from operations	(27,839)	(14,400)
Interest income, net	64	—
Other expense	(22)	—
Net loss	$(27,797)	$(14,400)

Net loss per share, basic and diluted	$(1.93)	$(3.78)

Weighted-average shares outstanding, basic and diluted	14,410,502	3,808,887

Comprehensive loss:
Net loss	$(27,797)	$(14,400)
Unrealized loss on short-term investments	(164)	—
Comprehensive loss	$(27,961)	$(14,400)